 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): October 24, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on May 8, 2017, Amyris, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) relating to the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), with the Secretary of State of Delaware. The filing of the Certificate of Designation, the terms and provisions of the Certificate of Designation and related matters were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on May 8, 2017  and May 11, 2017 , and all of such disclosure is incorporated herein by reference.

Pursuant to the Certificate of Designation, the conversion of the Series B Preferred Stock was subject to a beneficial ownership limitation of 4.99% (or such other percentage as determined by the holder and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage would not be effective until 61 days after notice thereof) of the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), outstanding after giving effect to such conversion (the “Beneficial Ownership Limitation”). In addition, pursuant to the Certificate of Designation, if not previously converted at the option of the holder, each share of Series B Preferred Stock automatically converted on October 9, 2017, subject to the Beneficial Ownership Limitation. As a result of the Beneficial Ownership Limitation, as of September 30, 2019, there were 6,376.2787 shares of Series B Preferred Stock outstanding (the “Remaining Series B Shares”), which were held by Foris Ventures, LLC, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of the outstanding Common Stock, and were convertible into an aggregate of 1,012,071 shares of Common Stock.

On October 24, 2019, the Company filed a certificate of amendment to the Certificate of Designation (the “Certificate of Amendment”) with the Secretary of State of Delaware. Pursuant to the Certificate of Amendment, the Beneficial Ownership Limitation was eliminated, permitting the conversion of the Remaining Series B Shares. As a result of the filing of the Certificate of Amendment, on October 24, 2019, the Remaining Series B Shares converted pursuant to their terms, resulting in the issuance of 1,012,071 shares of Common Stock. As of the date hereof, there are no shares of Series B Preferred Stock outstanding.

The foregoing description of the Certificate of Amendment is a summary and is qualified in its entirety by reference to the Certificate of Amendment, which is filed hereto as Exhibit 3.1  and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
3.1	Certificate of Amendment of the Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock of Amyris, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: October 30, 2019	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary